CERBCO, Inc.
CONSOLIDATING SCHEDULE - STATEMENT OF OPERATIONS INFORMATION
THREE MONTHS ENDED MARCH 31, 1998
(unaudited)


                                                        CERBCO, Inc.                          CERBCO, Inc.     Insituform East,
                                                       Consolidated          Eliminations    Unconsolidated      Incorporated
                                                      ---------------  -------------------- -----------------  -----------------

Sales                                                    $4,147,345            $        0        $        0        $4,147,345
                                                        -----------            ----------        ----------        ----------

Costs and Expenses:
  Cost of sales                                           4,510,966                     0                 0         4,510,966
  Selling, general and administrative expenses            1,224,374                     0           198,837         1,025,537
                                                        -----------            ----------        ----------        ----------
    Total Costs and Expenses                              5,735,340                     0           198,837         5,536,503
                                                        -----------            ----------        ----------        ----------

Operating Profit (Loss)                                  (1,587,995)                    0          (198,837)       (1,389,158)
Investment Income                                           239,023    (A)         (2,550)          226,849            14,724
Interest Expense                                             (8,048)   (A)          2,550               (64)          (10,534)
Other Income (Expense) - net                                127,090                     0           100,174            26,916
                                                        -----------            ----------        ----------       -----------
Earnings (Loss) Before Non-Owned Interests
    and Income Taxes                                     (1,229,930)                    0           128,122        (1,358,052)

Non-Owned Interest in Pretax Loss of
    MIDSOUTH Partners                                       242,176                     0                 0           242,176
                                                        -----------            ----------        ----------        ----------

Earnings (Loss) Before Non-Owned Interests
    in Insituform East and Income Taxes                    (987,754)                    0           128,122        (1,115,876)

Provision (Credit) for Income Taxes                        (420,000)                    0            14,000          (434,000)
                                                        -----------            ----------        ----------        ----------

Earnings (Loss) Before Non-Owned Interests
    in Insituform East                                     (567,754)                    0           114,122          (681,876)

Non-Owned Interests in Loss of Insituform East              459,067    (B)        459,067                 0                 0
                                                        -----------            ----------        ----------        ----------

                               NET EARNINGS (LOSS)      $  (108,687)   (C)     $  459,067        $  114,122        $ (681,876)
                                                        ===========            ==========        ==========        ==========


CERBCO, Inc.
CONSOLIDATING SCHEDULE - STATEMENT OF OPERATIONS INFORMATION
NINE MONTHS ENDED MARCH 31, 1998
(unaudited)


                                                    CERBCO, Inc.                             CERBCO, Inc.     Insituform East,
                                                    Consolidated          Eliminations      Unconsolidated      Incorporated
                                                   ---------------  ---------------------- -----------------  -----------------

Sales                                                 $18,783,253             $         0       $         0       $18,783,253
                                                      -----------             -----------       -----------       -----------

Costs and Expenses:
  Cost of sales                                        16,254,863                       0                 0        16,254,863
  Selling, general and administrative expenses          4,066,863                       0           571,653         3,495,210
                                                      -----------             -----------       -----------       -----------
    Total Costs and Expenses                           20,321,726                       0           571,653        19,750,073
                                                      -----------             -----------       -----------       -----------

Operating Profit (Loss)                               (1,538,473)                       0          (571,653)         (966,820)
Investment Income                                         791,346    (D)          (16,777)          748,667            59,456
Interest Expense                                         (48,540)    (D)           16,777               (64)          (65,253)
Other Income - net                                        452,690                       0           321,195           131,495
                                                      -----------             -----------       -----------       -----------
Earnings (Loss) Before Non-Owned Interests and
    Income Taxes                                        (342,977)                       0           498,145          (841,122)

Non-Owned Interest in Pretax Loss of
    MIDSOUTH Partners                                     650,272                       0                 0           650,272
                                                      -----------             -----------       -----------       -----------

Earnings (Loss) Before Non-Owned Interests in
    Insituform East and Income Taxes                      307,295                       0           498,145          (190,850)

Provision (Credit) for Income Taxes                        66,000                       0           140,000           (74,000)
                                                      -----------             -----------       -----------       -----------

Earnings (Loss) Before Non-Owned Interests in
    Insituform East                                       241,295                       0           358,145          (116,850)

Non-Owned Interests in Loss of Insituform East             78,668    (E)           78,668                 0                 0
                                                      -----------             -----------       -----------       -----------

                             NET EARNINGS (LOSS)      $   319,963    (F)      $    78,668       $   358,145       $  (116,850)
                                                      ===========             ===========       ===========       ===========

CERBCO, Inc.
CONSOLIDATING SCHEDULE - BALANCE SHEET INFORMATION
MARCH 31, 1998
(unaudited)


                                                     CERBCO, Inc.                            CERBCO, Inc.    Insituform East,
                                                    Consolidated           Eliminations     Unconsolidated    Incorporated
                                                   ---------------  ---------------------  ----------------  ----------------
                     ASSETS

Current Assets:
  Cash and cash equivalents                           $18,960,603            $         0       $18,165,228       $   795,375
                                                                                       0
  Accounts receivable                                   5,701,230                      0                 0         5,701,230
  Inventories                                           1,423,351                      0                 0         1,423,351
  Prepaid and refundable taxes                          1,227,791                      0                 0         1,227,791
  Prepaid expenses and other                              409,894                      0                 0           409,894
                                                      -----------            -----------       -----------       -----------

                             TOTAL CURRENT ASSETS      27,722,869                      0        18,165,228         9,557,641

Investment in and Advances to Subsidiary:
  Investment in subsidiary                                      0    (G)      (7,483,746)        7,483,746                 0
  Intercompany receivables and payables                         0                      0            13,204           (13,204)

Property, Plant and Equipment - net of
  accumulated depreciation                             11,284,851                      0            90,021        11,194,830

Other Assets:
  Excess of acquisition cost over value of net
    assets acquired - net                               2,342,607    (G)       2,342,607                 0                 0
  Cash surrender value of life insurance                1,131,462                      0         1,131,462                 0
  Deposits and other                                      105,489                      0            44,489            61,000
                                                      -----------            -----------       -----------       -----------

                                     TOTAL ASSETS     $42,587,278            $(5,141,139)      $26,928,150       $20,800,267
                                                      ===========            ===========       ===========       ===========

      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and accrued liabilities              3,266,273                      0         1,038,275         2,227,998
  Current portion of capital lease obligations             32,997                      0                 0            32,997
                                                      -----------            -----------       -----------       -----------

                        TOTAL CURRENT LIABILITIES
                                                        3,299,270                      0         1,038,275         2,260,995

Long-Term Liabilities:
  Capital lease obligations                               114,138                      0                 0           114,138
  Deferred income taxes                                 1,009,000                      0                 0         1,009,000
  Accrued SERP liability                                  562,226                      0           562,226                 0
                                                      ------------           -----------       -----------       -----------
                                TOTAL LIABILITIES       4,984,634                      0         1,600,501         3,384,133
                                                      ------------           -----------       -----------       -----------

Non-Owned Interests:
                                                       12,313,177   (E)(G)    10,513,987                 0         1,799,190
                                                      -----------            -----------       -----------       -----------

Stockholders' Equity:
  Common stock                                            118,672    (G)        (175,486)          118,672           175,486
  Class B stock                                            29,623    (G)         (11,904)           29,623            11,904
  Additional paid-in capital                            7,527,278    (G)      (4,000,424)        7,527,278         4,000,424
  Retained earnings                                    17,613,894   (F)(G)   (12,656,925)       17,652,076        12,618,743
  Treasury stock                                                0    (G)       1,189,613                0         (1,189,613)
                                                      -----------            -----------       -----------       -----------
                       TOTAL STOCKHOLDERS' EQUITY      25,289,467            (15,655,126)       25,327,649        15,616,944
                                                      -----------            -----------       -----------       -----------
       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $42,587,278            $(5,141,139)      $26,928,150       $20,800,267
                                                      ===========            ===========       ===========       ===========

CERBCO, Inc.
CONSOLIDATING ELIMINATION ENTRIES
MARCH 31, 1998
(unaudited)



                                 (A)
Investment income                                                     $2,550
  Interest expense                                                                   $2,550
To eliminate  interest  expense paid by  Insituform  East
to CERBCO in the three months ended March 31, 1998.

                                 (B)
Non-owned interests                                                   $459,067
  Non-owned interests in loss of subsidiary                                          $459,067
To record  non-owned  interests in loss of Insituform East
for the three months ended March 31, 1998.

                                 (C)
Current quarter earnings adjustments                                  $459,067
    Retained Earnings                                                                $459,067
To close out impact of  eliminating  entries on current
quarter's  statement of operations.

                                 (D)
Investment income                                                     $16,777
  Interest expense                                                                   $16,777
To  eliminate  interest  expense paid by  Insituform
East to CERBCO in the nine months ended March 31, 1998.

                                 (E)
Non-owned interests                                                   $78,668
    Non-owned interests in earnings of subsidiary                                    $78,668
To record  non-owned  interests in loss of  Insituform
East for the nine months ended March 31, 1998.

                                 (F)
Current period earnings adjustments                                   $78,668
    Retained Earnings                                                                $78,668
To close  out  impact  of  eliminating  entries  on nine
month's  statement  of operations.

                                 (G)
Common stock                                                          $175,486
Class B stock                                                           11,904
Additional paid-in capital                                           4,000,424
Retained earnings                                                   12,735,593
Excess of acquisition cost over value of net assets acquired         2,342,607
  Treasury stock                                                                     $1,189,613
  Non-owned interests                                                                10,592,655
  Investment in subsidiary                                                            7,483,746
To eliminate investments in consolidated subsidiaries.